NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES SECOND QUARTER 2022 RESULTS
Disciplined capital allocation strategy further enhancing shareholder value

SPRING, Texas – August 4, 2022...Southwestern Energy Company (NYSE: SWN) today announced financial and operating results for the second quarter ended June 30, 2022.

•Generated $427 million net cash provided by operating activities, $1.2 billion net income and $368 million adjusted net income (non-GAAP)
– $822 million Adjusted EBITDA (non-GAAP) and $169 million free cash flow (non-GAAP)
•Reported total net production of 438 Bcfe, or 4.8 Bcfe per day, including 4.2 Bcf per day of natural gas and 100 MBbls per day of liquids
•Invested $585 million of capital and placed 42 wells to sales, including 23 in Appalachia and 19 in Haynesville
•Announced a share repurchase program of up to $1 billion to complement continued prioritization of debt repayment
•Upgraded to Ba1 by Moody’s in May; now rated one notch below investment grade by both Moody’s and S&P

“During the second quarter, Southwestern Energy continued to execute on our plan while complementing our debt repayment priority with a share repurchase program. We believe this program will narrow the disconnect between our enterprise value and our inherent asset value, as reflected in our second quarter PV-10 reserve value of $31 billion1 at strip prices. This program also underscores the free cash flow generation capability of our dual-basin assets and firm transportation portfolio providing market optionality, including being one of the nation’s largest suppliers of natural gas to LNG,” said Bill Way, Southwestern Energy President and Chief Executive Officer.

“The Company remains on track to deliver all of its 2022 operating and financial objectives. We are increasing our full-year production guidance and updating other key metrics primarily to reflect the current cost environment. The approximately 10% increase to our 2022 capital investment strengthens the delivery of our 2023 maintenance capital program and increases estimated cumulative free cash flow. We expect at current strip prices we can achieve our target debt range and also return nearly 15% of our market capitalization to shareholders by the end of next year,” continued Way.

1 A non-GAAP measure. Unaudited pre-tax PV-10 value of reserves based on five-year strip prices as of June 30, 2022.

Financial Results

	For the three months ended		For the six months ended
	June 30,		June 30,
(in millions)	2022	2021	2022	2021
Net income (loss)	$1,173	$(609)	$(1,502)	$(529)
Adjusted net income (non-GAAP)	$368	$129	$815	$325
Diluted earnings (loss) per share	$1.05	$(0.90)	$(1.35)	$(0.78)
Adjusted diluted earnings per share (non-GAAP)	$0.33	$0.19	$0.73	$0.48
Adjusted EBITDA (non-GAAP)	$822	$300	$1,727	$682
Net cash provided by operating activities	$427	$270	$1,399	$617
Net cash flow (non-GAAP)	$754	$272	$1,615	$626
Total capital investments (1)	$585	$259	$1,129	$525
Free cash flow (non-GAAP)	$169	$13	$486	$101
(1)Capital investments include an increase of $34 million and a decrease of $9 million for the three months ended June 30, 2022 and 2021, respectively, and increases of $77 million and $29 million for the six months ended June 30, 2022 and 2021, respectively, relating to the change in capital accruals between periods.

For the quarter ended June 30, 2022, Southwestern Energy recorded net income of $1.2 billion, or $1.05 per diluted share, primarily due to the mark-to-market impact of unsettled derivatives. Excluding this and other one-time items, adjusted net income (non-GAAP) was $368 million, or $0.33 per diluted share, and adjusted EBITDA (non-GAAP) was $822 million. Net cash provided by operating activities was $427 million, net cash flow (non-GAAP) was $754 million and free cash flow (non-GAAP) was $169 million.

The Company primarily utilized free cash flow generated in the second quarter of 2022 to reduce the balance of its revolving credit facility and repurchase $45 million of senior notes due 2027 and 2028, which was more than offset by seasonal working capital adjustments. As of June 30, 2022, Southwestern Energy had total debt of $5.1 billion and net debt to adjusted EBITDA (non-GAAP) of 1.6x. At the end of the quarter, the Company had $406 million of borrowings under its revolving credit facility and $109 million in outstanding letters of credit. In May 2022, the Company received an upgrade to its long-term debt issuer rating from Moody’s to Ba1, placing the Company one notch below an investment grade credit rating by both Moody’s and S&P.

On June 21, 2022, the Company announced a program to repurchase up to $1 billion of its outstanding common stock through the end of 2023. During the second quarter, the Company repurchased approximately 2.8 million shares for a total cost of approximately $20 million at an average price of $7.10 per share.

As indicated in the table below, second quarter 2022 weighted average realized price, including $0.25 per Mcfe of transportation expenses, was $6.69 per Mcfe excluding the impact of derivatives. Including derivatives, weighted average realized price (including transportation) for the second quarter was up 38% from $2.20 per Mcfe in 2021 to $3.04 per Mcfe in 2022 primarily due to higher commodity prices including a 153% increase in NYMEX Henry Hub and a 64% increase in WTI. Second quarter 2022 weighted average realized price before transportation expense and excluding the impact of derivatives was $6.94 per Mcfe.

Realized Prices	For the three months ended June 30,		For the six months ended June 30,
(includes transportation costs)
	2022	2021	2022	2021
Natural Gas Price:
NYMEX Henry Hub price ($/MMBtu) (1)	$7.17	$2.83	$6.06	$2.76
Discount to NYMEX (2)	(0.69)	(0.91)	(0.56)	(0.74)
Realized gas price per Mcf, excluding derivatives	$6.48	$1.92	$5.50	$2.02
Gain on settled financial basis derivatives ($/Mcf)	0.06	0.03	0.04	0.11
Loss on settled commodity derivatives ($/Mcf)	(3.86)	(0.06)	(2.70)	(0.02)
Average realized gas price, including derivatives ($/Mcf)	$2.68	$1.89	$2.84	$2.11
Oil Price:
WTI oil price ($/Bbl) (3)	$108.41	$66.07	$101.35	$61.96
Discount to WTI (4)	(8.12)	(8.57)	(7.81)	(8.92)
Average realized oil price, excluding derivatives ($/Bbl)	$100.29	$57.50	$93.54	$53.04
Average realized oil price, including derivatives ($/Bbl)	$56.94	$38.37	$53.73	$37.70
NGL Price:
Average realized NGL price, excluding derivatives ($/Bbl)	$40.07	$23.24	$39.72	$23.05
Average realized NGL price, including derivatives ($/Bbl)	$29.23	$15.87	$28.22	$15.99
Percentage of WTI, excluding derivatives	37%	35%	39%	37%
Total Weighted Average Realized Price:
Excluding derivatives ($/Mcfe)	$6.69	$2.55	$5.80	$2.58
Including derivatives ($/Mcfe)	$3.04	$2.20	$3.14	$2.36
(1)Based on last day settlement prices from monthly futures contracts.
(2)This discount includes a basis differential, a heating content adjustment, physical basis sales, third-party transportation charges and fuel charges, and excludes financial basis derivatives.
(3)Based on the average daily settlement price of the nearby month futures contract over the period.
(4)This discount primarily includes location and quality adjustments.

Operational Results
Total net production for the quarter ended June 30, 2022 was 438 Bcfe, of which 87% was natural gas, 11% NGLs and 2% oil. Capital investments totaled $585 million for the second quarter of 2022 with 41 wells drilled, 35 wells completed and 42 wells placed to sales.

	For the three months ended		For the six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Production
Natural gas production (Bcf)	383	219	759	433
Oil production (MBbls)	1,363	1,831	2,633	3,493
NGL production (MBbls)	7,738	7,666	14,657	15,244
Total production (Bcfe)	438	276	863	545

Average unit costs per Mcfe
Lease operating expenses (1)	$0.97	$0.94	$0.96	$0.94
General & administrative expenses (2,3)	$0.07	$0.11	$0.08	$0.12
Taxes, other than income taxes	$0.15	$0.10	$0.14	$0.09
Full cost pool amortization	$0.65	$0.34	$0.64	$0.34
(1)Includes post-production costs such as gathering, processing, fractionation and compression.
(2)Excludes $2 million and $27 million in merger-related expenses for the three and six months ended June 30, 2022, respectively.
(3)Excludes $3 million and $4 million in merger-related expenses for the three and six months ended June 30, 2021, respectively, and $1 million and $7 million in restructuring charges for the three and six months ended June 30, 2021, respectively.

Appalachia – In the second quarter, total production was 269 Bcfe, with NGL production of 85 MBbls per day and oil production of 15 MBbls per day. The Company drilled 18 wells, completed 17 wells and placed 23 wells to sales with an average lateral length of 13,897 feet.

Haynesville – In the second quarter, total production was 169 Bcf. There were 23 wells drilled, 18 wells completed and 19 wells placed to sales in the quarter with an average lateral length of 9,450 feet.

E&P Division Results	For the three months ended June 30, 2022		For the six months ended June 30, 2022
	Appalachia	Haynesville	Appalachia	Haynesville
Natural gas production (Bcf)	214	169	424	30
Liquids production
Oil (MBbls)	1,354	7	2,617	2
NGL (MBbls)	7,738	—	14,657	—
Production (Bcfe)	269	169	528	30

Capital investments (in millions)
Drilling and completions, including workovers	$203	$311	$384	$590
Land acquisition and other	12	6	33	12
Capitalized interest and expense	29	18	62	39
Total capital investments	$244	$335	$479	$641

Gross operated well activity summary
Drilled	18	23	36	38
Completed	17	18	34	38
Wells to sales	23	19	34	40

Total weighted average realized price per Mcfe, excluding derivatives	$6.62	$6.81	$5.87	$5.69

Wells to sales summary	For the three months ended June 30, 2022
	Gross wells to sales	Average lateral length
Appalachia
Super Rich Marcellus	3	15,606
Rich Marcellus	10	11,774
Dry Gas Utica (1)	3	13,138
Dry Gas Marcellus	7	16,524
Haynesville (2)	19	9,450
Total	42
(1)Ohio and Pennsylvania Utica.
(2)Includes wells drilled and completed by prior operators.
2022 Guidance
In the table below, the Company provides third quarter and updated full year 2022 guidance reflecting current market conditions. Bold indicates updated full year guidance.

PRODUCTION	3rd Quarter	Total Year
Gas production (Bcf)	378 – 390	1,510 – 1,535
Liquids (% of production)	11.5% – 12.0%	~12.0%
Total (Bcfe)	429 – 444	1,715 – 1,745
Total (Bcfe/day)	~4.7	~4.7

CAPITAL BY DIVISION (in millions)
Appalachia	~45%
Haynesville	~55%
Total D&C capital (includes land)	$1,875 – $1,950
Other	$25 – $35
Capitalized interest and expense	$200 – $215
Total capital investments	$2,100 – $2,200

PRICING
Natural gas discount to NYMEX including transportation (1)	$0.60 – $0.70 per Mcf	$0.50 – $0.60 per Mcf
Oil discount to West Texas Intermediate (WTI) including transportation	$7.00 – $9.00 per Bbl	$7.00 – $9.00 per Bbl
Natural gas liquids realization as a % of WTI including transportation	30% – 36%	32% – 40%

EXPENSES
Lease operating expenses	$0.95 – $0.99 per Mcfe
General & administrative expense	$0.07 – $0.11 per Mcfe
Taxes, other than income taxes	$0.14 – $0.18 per Mcfe
Income tax rate (~100% deferred) (2)	24.1%

GROSS OPERATED WELL COUNT	Drilled	Completed	Wells To Sales	Ending DUC Inventory
Appalachia	70 – 75	70 – 75	60 – 65	25 – 30
Haynesville	60 – 65	65 – 70	70 – 75	18 – 23
Total Well Count	130 – 140	135 – 145	130 – 140	43 – 53
(1)Includes impact of transportation costs and expected $0.06 – $0.08 per Mcf gain in Q3 2022 and $0.04 – $0.06 per Mcf gain for full year 2022 from financial basis hedges.
(2)The Company expects to pay $25 – $75 million cash taxes in 2022.

Conference Call
Southwestern Energy will host a conference call and webcast on Friday, August 5, 2022 at 10:00 a.m. Central to discuss second quarter 2022 results. To participate, dial US toll-free 877-883-0383, or international 412-902-6506 and enter access code 2234740. The conference call will webcast live at www.swn.com.

A replay will also be available on SWN’s website at www.swn.com following the call.

About Southwestern Energy
Southwestern Energy Company (NYSE: SWN) is a leading U.S. producer and marketer of natural gas and natural gas liquids focused on responsibly developing large-scale energy assets in the nation’s most prolific shale gas basins. SWN’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution. For additional information, please visit www.swn.com and www.swn.com/responsibility.

Investor Contact
Brittany Raiford
Director, Investor Relations
(832) 796-7906
brittany_raiford@swn.com

Forward Looking Statement
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These statements are based on current expectations. The words “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “model,” “target”, “seek”, “strive,” “would,” “approximate,” and similar words are intended to identify forward-looking statements. Statements may be forward looking even in the absence of these particular words.

Examples of forward-looking statements include, but are not limited to, the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including guidance regarding our strategy to develop reserves, drilling plans and programs, estimated reserves and inventory duration, projected production and sales volume and growth rates, commodity prices, projected average well costs, generation of free cash flow, expected benefits from acquisitions, potential acquisitions and strategic transactions, the timing thereof and our ability to achieve the intended operational, financial and strategic benefits of any such transactions or other initiatives. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this news release. The estimates and assumptions upon which forward-looking statements are based are inherently uncertain and involve a number of risks that are beyond our control. Although we believe the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Therefore, you should not place undue reliance on any of the forward-looking statements contained herein.

Factors that could cause our actual results to differ materially from those indicated in any forward-looking statement are subject to all of the risks and uncertainties incident to the exploration for and the development, production, gathering and sale of natural gas, NGLs and oil, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, legislative and regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, a change in our credit rating, an increase in interest rates, our ability to increase commitments under our revolving credit facility, our ability to maintain leases that may expire if production is not established or profitably maintained, our ability to transport our production to the most favorable markets or at all, any increase in severance or similar taxes, the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally, the effects of weather or power outages, increased competition, the financial impact of accounting regulations and critical accounting policies, the comparative cost of alternative fuels, credit risk relating to the risk of loss as a result of non-performance by our counterparties, impacts of world health events, including the COVID-19 pandemic, cybersecurity risks, geopolitical and business conditions in key regions of the world, our ability to realize the expected benefits from acquisitions, including our mergers with GEP Haynesville, LLC, Montage Resources Corporation and Indigo Natural Resources LLC, and any other factors described or referenced under Item 7. “Management's Discussion and Analysis of Financial Condition and Results of Operations” and under Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021.

We have no obligation and make no undertaking to publicly update or revise any forward-looking statements, except as required by applicable law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.
###

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
(in millions, except share/per share amounts)	2022	2021	2022	2021
Operating Revenues:
Gas sales	$2,485	$433	$4,177	$897
Oil sales	138	106	249	187
NGL sales	310	179	582	352
Marketing	1,207	332	2,073	684
Other	(2)	—	—	2
	4,138	1,050	7,081	2,122
Operating Costs and Expenses:
Marketing purchases	1,215	333	2,077	689
Operating expenses	402	259	783	509
General and administrative expenses	35	34	79	72
Merger-related expenses	2	3	27	4
Restructuring charges	—	1	—	7
Depreciation, depletion and amortization	288	100	563	196
Taxes, other than income taxes	65	27	122	51
	2,007	757	3,651	1,528
Operating Income	2,131	293	3,430	594
Interest Expense:
Interest on debt	73	48	141	98
Other interest charges	4	3	7	6
Interest capitalized	(29)	(21)	(59)	(43)
	48	30	89	61

Loss on Derivatives	(879)	(871)	(4,806)	(1,062)
Loss on Early Extinguishment of Debt	(4)	—	(6)	—
Other Loss, Net	(1)	(1)	(1)	—

Income (Loss) Before Income Taxes	1,199	(609)	(1,472)	(529)
Provision (Benefit) for Income Taxes
Current	26	—	30	—
Deferred	—	—	—	—
	26	—	30	—
Net Income (Loss)	$1,173	$(609)	$(1,502)	$(529)

Earnings (Loss) Per Common Share
Basic	$1.05	$(0.90)	$(1.35)	$(0.78)
Diluted	$1.05	$(0.90)	$(1.35)	$(0.78)

Weighted Average Common Shares Outstanding:
Basic	1,116,175,758	676,722,999	1,115,456,855	676,057,534
Diluted	1,118,244,778	676,772,999	1,115,456,855	676,057,534

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30, 2022	December 31, 2021
ASSETS	(in millions)
Current assets:
Cash and cash equivalents	$50	$28
Accounts receivable, net	1,781	1,160
Derivative assets	122	183
Other current assets	51	42
Total current assets	2,004	1,413
Natural gas and oil properties, using the full cost method	34,772	33,631
Other	512	509
Less: Accumulated depreciation, depletion and amortization	(24,770)	(24,202)
Total property and equipment, net	10,514	9,938
Operating lease assets	190	187
Long-term derivative assets	129	226
Other long-term assets	95	84
Total long-term assets	414	497
TOTAL ASSETS	$12,932	$11,848
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$5	$206
Accounts payable	1,801	1,282
Taxes payable	97	93
Interest payable	91	75
Derivative liabilities	3,124	1,279
Current operating lease liabilities	45	42
Other current liabilities	131	75
Total current liabilities	5,294	3,052
Long-term debt	5,081	5,201
Long-term operating lease liabilities	143	142
Long-term derivative liabilities	1,139	632
Pension and other postretirement liabilities	26	23
Other long-term liabilities	206	251
Total long-term liabilities	6,595	6,249
Commitments and contingencies
Equity:
Common stock, $0.01 par value; 2,500,000,000 shares authorized; issued 1,161,475,422 shares as of June 30, 2022 and 1,158,672,666 shares as of December 31, 2021	12	12
Additional paid-in capital	7,168	7,150
Accumulated deficit	(5,890)	(4,388)
Accumulated other comprehensive loss	(25)	(25)
Common stock in treasury, 47,168,765 shares as of June 30, 2022 and 44,353,224 shares as of December 31, 2021	(222)	(202)
Total equity	1,043	2,547
TOTAL LIABILITIES AND EQUITY	$12,932	$11,848

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the six months ended
	June 30,
(in millions)	2022	2021
Cash Flows From Operating Activities:
Net loss	$(1,502)	$(529)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	563	196
Amortization of debt issuance costs	6	4
Loss on derivatives, unsettled	2,510	941
Stock-based compensation	3	2
Loss on early extinguishment of debt	6	—
Other	2	1
Change in assets and liabilities, excluding impact from acquisitions:
Accounts receivable	(621)	(40)
Accounts payable	433	75
Taxes payable	4	(12)
Interest payable	7	—
Inventories	(5)	3
Other assets and liabilities	(7)	(24)
Net cash provided by operating activities	1,399	617

Cash Flows From Investing Activities:
Capital investments	(1,050)	(493)
Proceeds from sale of property and equipment	1	2
Other	—	(1)
Net cash used in investing activities	(1,049)	(492)

Cash Flows From Financing Activities:
Payments on current portion of long-term debt	(204)	—
Payments on long-term debt	(71)	—
Payments on revolving credit facility	(5,564)	(1,782)
Borrowings under revolving credit facility	5,510	1,650
Change in bank drafts outstanding	29	—
Proceeds from exercise of common stock options	7
Purchase of treasury stock	(20)
Debt issuance/amendment costs	(11)	(1)
Cash paid for tax withholding	(4)	(3)
Net cash used in financing activities	(328)	(136)

Increase (decrease) in cash and cash equivalents	22	(11)
Cash and cash equivalents at beginning of year	28	13
Cash and cash equivalents at end of period	$50	$2

Hedging Summary
A detailed breakdown of derivative financial instruments and financial basis positions as of June 30, 2022, including the remainder of 2022 and excluding those positions that settled in the first and second quarters, is shown below. Please refer to the Company’s quarterly report on Form 10-Q to be filed with the Securities and Exchange Commission for complete information on the Company’s commodity, basis and interest rate protection.

		Weighted Average Price per MMBtu
	Volume		Sold	Purchased	Sold
	(Bcf)	Swaps	Puts	Puts	Calls
Natural gas
2022
Fixed price swaps	417	$3.04	$—	$—	$—
Two-way costless collars	47	—	—	2.52	2.91
Three-way costless collars	184	—	2.03	2.48	2.88
Total	648
2023
Fixed price swaps	504	$3.08	$—	$—	$—
Two-way costless collars	219	—	—	3.03	3.55
Three-way costless collars	215	—	2.09	2.54	3.00
Total	938
2024
Fixed price swaps	224	$2.96	$—	$—	$—
Two-way costless collars	44	—	—	3.07	3.53
Three-way costless collars	11	—	2.25	2.80	3.54
Total	279

Natural gas financial basis positions	Volume	Basis Differential
	(Bcf)	($/MMBtu)
Q3 2022
Dominion South	39	$(0.65)
TCO	28	$(0.58)
TETCO M3	26	$(0.52)
Columbia Gulf Mainline	7	$(0.24)
Total	100	$(0.57)
Q4 2022
Dominion South	30	$(0.65)
TCO	26	$(0.57)
TETCO M3	20	$(0.16)
Columbia Gulf Mainline	6	$(0.24)
Total	82	$(0.48)
2023
Dominion South	134	$(0.75)
TCO	72	$(0.62)
TETCO M3	62	$0.15
Trunkline Zone 1A	13	$(0.29)
Total	281	$(0.50)

Call Options – Natural Gas (Net)	Volume	Weighted Average Strike Price
	(Bcf)	($/MMBtu)
2022	42	$3.01
2023	46	$2.94
2024	9	$3.00
Total	97

		Weighted Average Price per Bbl
	Volume		Sold	Purchased	Sold
	(MBbls)	Swaps	Puts	Puts	Calls
Oil
2022
Fixed price swaps	1,622	$53.11	$—	$—	$—
Three-way costless collars	691	—	39.80	50.13	56.99
Total	2,313
2023
Fixed price swaps	915	$58.11	$—	$—	$—
Three-way costless collars	1,268	—	33.97	45.51	56.12
Total	2,183
2024
Fixed price swaps	749	$70.63	$—	$—	$—
2025
Fixed price swaps	41	$77.66	$—	$—	$—
Ethane
2022
Fixed price swaps	2,782	$11.35	$—	$—	$—
2023
Fixed price swaps	1,308	$11.91	$—	$—	$—
Propane
2022
Fixed price swaps	3,073	$31.22	$—	$—	$—
Three-way costless collars	154	—	16.80	21.00	31.92
Total	3,227
2023
Fixed price swaps	1,286	$38.04	$—	$—	$—
2024
Fixed price swaps	73	$42.32	$—	$—	$—
Normal Butane
2022
Fixed price swaps	929	$36.22	$—	$—	$—
2023
Fixed price swaps	347	$41.24	$—	$—	$—
Natural Gasoline
2022
Fixed price swaps	1,001	$55.78	$—	$—	$—
2023
Fixed price swaps	359	$66.00	$—	$—	$—

Explanation and Reconciliation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of the Company’s peers and of prior periods.

One such non-GAAP financial measure is net cash flow. Management presents this measure because (i) it is accepted as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt, (ii) changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the Company may not control and (iii) changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.

Another such non-GAAP financial measure is pre-tax PV-10. Management believes that the presentation of PV-10 is relevant and useful to our investors because it presents the discounted future net cash flows attributable to our proved reserves prior to taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV-10 is based on a pricing methodology and discount factors that are consistent for all companies. Because of this, PV-10 can be used within the industry and by creditors and securities analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis. The difference between the standardized measure and the PV-10 amount is the discounted amount of estimated future income taxes.

With respect to PV-10 calculated as of an interim date (i.e. other than year-end), it is not practical to calculate the taxes for the related interim period because GAAP does not provide for disclosure of standardized measure on an interim basis. As a result, it is not practicable for us to reconcile the PV-10 of our SEC pricing proved reserves as of June 30, 2022.

Additional non-GAAP financial measures the Company may present from time to time are free cash flow, net debt, adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, all which exclude certain charges or amounts. Management presents these measures because (i) they are consistent with the manner in which the Company’s position and performance are measured relative to the position and performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted net income:	(in millions)
Net income (loss)	$1,173	$(609)	$(1,502)	$(529)
Add back (deduct):
Merger-related expenses	2	3	27	4
Restructuring charges	—	1	—	7
(Gain) loss on unsettled derivatives (1)	(722)	772	2,510	941
Loss on early extinguishment of debt	4	—	6	—
Other loss	1	1	1	—
Adjustments due to discrete tax items (2)	(263)	141	385	123
Tax impact on adjustments	173	(180)	(612)	(221)
Adjusted net income	$368	$129	$815	$325
(1)Includes $4 million and $9 million of non-performance risk adjustment to our derivative activities for the three and six months ended June 30, 2022, respectively.
(2)The Company’s 2022 income tax rate is 24.1% before the impacts of any valuation allowance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted diluted earnings per share:
Diluted earnings (loss) per share	$1.05	$(0.90)	$(1.35)	$(0.78)
Add back (deduct):
Merger-related expenses	0.00	0.00	0.03	0.01
Restructuring charges	—	—	—	0.01
(Gain) loss on unsettled derivatives (1)	(0.64)	1.14	2.24	1.38
Loss on early extinguishment of debt	0.00	—	—	—
Other loss	—	0.00	—	—
Adjustments due to discrete tax items (2)	(0.23)	0.21	0.35	0.18
Tax impact on adjustments	0.15	(0.26)	(0.54)	(0.32)
Adjusted diluted earnings per share	$0.33	$0.19	$0.73	$0.48
(1)Includes $4 million and $9 million of non-performance risk adjustment to our derivative activities for the three and six months ended June 30, 2022, respectively.
(2)The Company’s 2022 income tax rate is 24.1% before the impacts of any valuation allowance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash flow:	(in millions)
Net cash provided by operating activities	$427	$270	$1,399	$617
Add back (deduct):
Changes in operating assets and liabilities	325	(2)	189	(2)
Merger-related expenses	2	3	27	4
Restructuring charges	—	1	—	7
Net cash flow	$754	$272	$1,615	$626

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Free cash flow:	(in millions)
Net cash flow	$754	$272	$1,615	$626
Subtract:
Total capital investments	(585)	(259)	(1,129)	(525)
Free cash flow	$169	$13	$486	$101

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted EBITDA:	(in millions)
Net income (loss)	$1,173	$(609)	$(1,502)	$(529)
Add back (deduct):
Interest expense	48	30	89	61
Income tax expense (benefit)	26	—	30	—
Depreciation, depletion and amortization	288	100	563	196
Merger-related expenses	2	3	27	4
Restructuring charges	—	1	—	7
(Gain) loss on unsettled derivatives (1)	(722)	772	2,510	941
Loss on early extinguishment of debt	4	—	6	—
Other loss	1	1	1	—
Stock-based compensation expense	2	2	3	2
Adjusted EBITDA	$822	$300	$1,727	$682
(1)Includes $4 million and $9 million of non-performance risk adjustment to our derivative activities for the three and six months ended June 30, 2022, respectively.

12 Months Ended June 30, 2022
Adjusted EBITDA:	(in millions)
Net income (loss)	$(998)
Add back (deduct):
Interest expense	164
Income tax expense (benefit)	30
Depreciation, depletion and amortization	913
Merger-related expenses	99
Impairments	6
Loss on unsettled derivatives (1)	2,513
Loss on early extinguishment of debt	99
Stock based compensation expense	3
Other	(5)
Adjusted EBITDA	$2,824
(1)Includes $9 million of non-performance risk adjustment for the twelve months ended June 30, 2022.

June 30, 2022
Net debt:	(in millions)
Total debt (1)	$5,117
Subtract:
Cash and cash equivalents	(50)
Net debt	$5,067
(1)Does not include $31 million of unamortized debt discount and issuance expense.

June 30, 2022
Net debt to Adjusted EBITDA:	(in millions)
Net debt	$5,067
Adjusted EBITDA (1)	$3,225
Net debt to Adjusted EBITDA	1.6x
(1)Adjusted EBITDA for the twelve months ended June 30, 2022 includes $106 million of adjusted EBITDA generated by Indigo Natural Resources prior to the September 2021 acquisition and $295 million of adjusted EBITDA generated by GEP Haynesville prior to the December 2021 acquisition.